EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY TO BROADCAST
FIRST QUARTER EARNINGS CONFERENCE CALL ON THE INTERNET

FOR IMMEDIATE RELEASE	CONTACT: JANE VALLAIRE
(818) 871-3000

          Calabasas Hills, CA   April 12, 2005 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) will hold its first quarter investor conference call on Tuesday, April 19, 2005 at 2:00 p.m. Pacific Daylight Time.  The conference call will be broadcast live over the Internet and will be hosted by David Overton, Chairman and CEO, and Michael Dixon, Senior Vice President and CFO.

          To listen to the conference call, please select the “Audio Webcasts” option under the “Investor” section of the Company’s website located at http://www.thecheesecakefactory.com several minutes prior to the start of the call to register and download any necessary audio software.  An archived webcast will be available through May 19, 2005.

          The Cheesecake Factory Incorporated operates 92 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $16.60.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates five upscale casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.

The Cheesecake Factory Incorporated
26950 Agoura Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100